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                                                              EXHIBIT 23(b)

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Sypris Solutions, Inc. for the registration of 1,500,000 shares of its common stock, pertaining to the Sypris Solutions, Inc. 1994 Stock Option Plan for Key Employees of our report dated January 28, 2002, with respect to the consolidated financial statements and schedule of Sypris Solutions, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2001 filed January 31, 2002, as amended by Form 10-K/A filed February 20, 2002 with the Securities and Exchange Commission.

                                              /S/ Ernst & Young LLP

Louisville, Kentucky
May 9, 2002